UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Term Loan Agreement

On December 15, 2017, Accuray Incorporated (the “Company”) entered into a credit and security agreement (the “Term Loan Agreement”) by and among the Company, as borrower, TomoTherapy Incorporated, a direct, wholly-owned subsidiary of the Company, as borrower (“TomoTherapy,” and together with the Company, the “Borrowers”), any additional borrower that may be added thereto, MidCap Financial Trust (“MidCap”), individually as a lender and as agent, and the other lenders from time to time parties thereto.

The Term Loan Agreement provides for an initial term loan of $40 million, which was funded on December 15, 2017, with an additional tranche of $20 million, which may be borrowed if specified conditions are met on or prior to December 31, 2018 (together, the Term Loan Facility”). The Company used a portion of the net proceeds from the initial advance under the Term Loan Facility to repay a portion of the outstanding borrowings under the Revolving Facility (as defined and described below).

Interest on the borrowings under the Term Loan Facility is payable monthly in arrears at an annual interest rate of reserve-adjusted, 90-day LIBOR (subject to a 1.00% floor) plus 6.75%. Principal of borrowings under the Term Loan Facility is payable in 36 equal monthly installments beginning on January 1, 2020. The amortization of the principal amount may be recalculated for 24 equal monthly installments beginning on January 1, 2021 if certain net revenue targets are met and no event of default under the Term Loan Facility has occurred and is continuing. The Term Loan Facility’s stated maturity date is December 15, 2022, but the Term Loan Facility may mature earlier than the stated maturity date if certain conditions set forth in the Term Loan Agreement are not met, including conditions related to the Company’s two series of convertible notes maturing February 1, 2018 and the Company’s convertible notes due 2022.

If all or a portion of any advance under the Term Loan Facility is prepaid, subject to certain exceptions, the Company will be required to pay a fee equal to 3% of the prepayment amount if such termination occurs within the first year of the funding of such advance, 2% of the prepayment amount if such termination occurs within the second year, and 1% of the prepayment amount if such termination occurs within the third year.

Amendment of Revolving Credit Agreement

On December 15, 2017, the Company also entered into an amendment (the “Amendment”) of its credit and security agreement dated as of June 14, 2017 (as so amended, the “Revolving Credit Agreement”) by and among the Borrowers, any additional borrower that may be added thereto, Midcap Funding IV Trust (“Midcap Funding”), individually as a lender and as agent (the “Revolving Agent”), and the other lenders from time to time parties thereto (together with MidCap Funding as a lender, the “Revolving Lenders”).  The Revolving Credit Agreement initially provided for a revolving credit facility in the initial amount of $52 million, which the Company could request be increased by up to $33 million (the “Revolving Facility”).  The Amendment, among other things, reduces the Revolving Facility to $32 million, of which $29 million was outstanding as of December 15, 2017 (after giving effect to the repayment of a portion of the outstanding borrowings under the Revolving Facility with a portion of the net proceeds of the advance under the Term Loan Facility) and eliminates the potential $33 million increase of the Revolving Facility. Availability for borrowings under the Revolving Facility is subject to a borrowing base that is calculated as a function of the value of the Borrowers’ eligible accounts receivable and eligible inventory, and the Borrowers are required to maintain a minimum drawn balance of at least 30% of such availability.

The Amendment extends the Revolving Facility’s stated maturity date to December 15, 2022, but the Revolving Facility may mature earlier than the stated maturity date if certain conditions set forth in the Revolving Credit Agreement are not met, including conditions related to the Company’s two series of convertible notes maturing February 1, 2018 and the Company’s convertible notes due 2022.

Interest on the borrowings under the Revolving Facility is payable monthly in arrears at an annual interest rate of reserve-adjusted, 90-day LIBOR (subject to a 1.00% floor) plus 4.50%. The Revolving Credit Agreement requires the Borrowers to pay the Revolving Agent a collateral management fee of 0.10% per month on the outstanding balance of the Facility. The Revolving Credit Agreement also requires the Borrowers to pay the Revolving Lenders an unused line fee equal to 0.5% per annum of the average unused portion of the Revolving Facility. If all or a portion of the Revolving Lenders’ funding obligations under the Revolving Credit Agreement, after giving effect to the Amendment, terminate for any reason other than as a result of a refinancing of 100% of the loans made under the Revolving Facility by the Revolving Agent and the Revolving Lenders, then the Company will be required to pay a fee equal to 3% of the commitment amount terminated if such termination occurs within the first year of the effective date of the Amendment, 2% of the commitment amount terminated if such termination occurs within the second year, and 1% of the commitment amount terminated if such termination occurs after the second year.

Collateral and Covenants

The Borrowers’ obligations under the Revolving Credit Agreement and the Term Loan Agreement are secured by first-priority liens on substantially all the assets of the Borrowers, subject to certain exceptions.

Each of the Term Loan Agreement and the Revolving Credit Agreement contains restrictions and covenants applicable to the Company and its subsidiaries. Among other requirements, the Company may not permit the Fixed Charge Coverage Ratio to be less than a specified ratio or minimum consolidated Net Revenue to be less than a specified amount (each as defined and set forth in the Term Loan Agreement and the Revolving Credit Agreement) for each fiscal quarter during the term of the Term Loan Facility and the Revolving Facility.

Each of the Term Loan Agreement and the Revolving Credit Agreement also contains customary covenants that limit, among other things, the ability of the Company and its subsidiaries to (i) incur indebtedness, (ii) incur liens on their property, (iii) pay dividends or make other distributions, (iv) sell their assets, (v) make certain loans or investments, (vi) merge or consolidate, (vii) voluntarily repay or prepay certain indebtedness and (viii) enter into transactions with affiliates, in each case subject to certain exceptions. Each of the Term Loan Agreement and the Revolving Credit Agreement contains customary representations and warranties and events of default.

The foregoing summary of the terms of the Term Loan Agreement and the Revolving Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Agreement and the Amendment, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2017.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01                                           Regulation FD Disclosure.

On December 21, 2017, the Company issued a press release announcing the Company’s entry into the Term Loan Agreement and the Amendment. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 and in this Item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release dated December 21, 2017, titled “Accuray Enters into $40 Million Term Loan; Company Intends to Retire Principal Amount of February 2018 Convertible Notes with Cash at Maturity”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: December 21, 2017	By:	/s/ Shigeyuki Hamamatsu
Shigeyuki Hamamatsu
Vice President, Finance and Chief Accounting Officer